EX-99.77O

                                   FORM 10f-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1.   Name of Purchasing Portfolio: BlackRock Income Opportunity Trust (BNA)

2.   Issuer: United Healthcare Corp (5.80%, 03/15/2036)

3.   Date of Purchase: 02/27/06

4.   Underwriter from whom purchased: JP Morgan Securities Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:

     PNC Capital Markets LLC

6. Aggregate principal amount of purchased (out of total offering): $350,000 out of total offering of $850,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $100,000,000 out of offering of $850,000,000

8.   Purchase price (net of fees and expenses): 99.279

9.   Date offering commenced: 02/27/06

10.  Offering price at end of first day on which any sales were made: 99.259

11.  Have the following conditions been satisfied:               YES       NO
                                                                 ---       --
     a.   The securities are part of an issue registered
          under the Securities Act of 1933, as amended,
          which is being offered to the public, OR are
          Eligible Municipal Securities, OR are securities
          sold in an Eligible Foreign Offering OR are
          securities sold in an Eligible Rule 144A Offering
          OR part of an issue of government securities.          _X_      ___

                                                                 YES       NO
                                                                 ---       --

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) OR, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                        _X_      ___

     c.   The underwriting was a firm commitment underwriting.   _X_      ___

     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during
          the same period.                                       _X_      ___

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                           _X_      ___

     f.   The affiliated underwriter HAS NOT received direct
          or indirect benefit as a result of BlackRock's
          participation in the offering?                         _X_      ___

Approved: /s/ Marc Dichek               Date: 4/3/06
          ---------------                     -------
              Marc Dichek

                                   FORM 10f-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1.   Name of Purchasing Portfolio: BlackRock Income Opportunity Trust (BNA-USD)

2.   Issuer: AETNA INC. (6.625%, 06/15/2036)

3.   Date of Purchase: 06/06/2006

4.   Underwriter from whom purchased: Citigroup Global Markets, Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:

     PNC Capital Markets LLC

6. Aggregate principal amount of purchased (out of total offering): $980,000 out of total offering of $800,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $100,000,000 out of offering of $800,000,000

8.   Purchase price (net of fees and expenses): 99.8040

9.   Date offering commenced: 06/06/2006

10.  Offering price at end of first day on which any sales were made:
     100.5872291

11.  Have the following conditions been satisfied:               YES       NO
                                                                 ---       --
     a.   The securities are part of an issue registered
          under the Securities Act of 1933, as amended,
          which is being offered to the public, OR are
          Eligible Municipal Securities, OR are securities
          sold in an Eligible Foreign Offering OR are
          securities sold in an Eligible Rule 144A Offering
          OR part of an issue of government securities.          _X_      ___

                                                                 YES       NO
                                                                 ---       --

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) OR, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                        _X_      ___

     c.   The underwriting was a firm commitment underwriting.   _X_      ___

     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during
          the same period.                                       _X_      ___

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                           _X_      ___

     f.   The affiliated underwriter HAS NOT received direct
          or indirect benefit as a result of BlackRock's
          participation in the offering?                         _X_      ___

Approved: /s/ Marc Dichek               Date: 7/12/06
          ---------------                     -------
              Marc Dichek